UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2019

STELLAR BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-37619	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

332 E. Scott Street

Port Hueneme, California 93041

(Address of principal executive offices) (Zip Code)

(805) 488-2800

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class	Trading Symbol(s)	registered
Common Shares, without par value	SBOT	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 30, 2019, Stellar Biotechnologies, Inc. (the “Company”) held its 2019 annual general meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, 3,602,042 shares of common shares, or approximately 67.6% of the outstanding common shares entitled to vote, were represented by proxy or in person. Set forth below are the matters submitted to the shareholders at the Annual Meeting, all of which were approved:

•	the issuance of common shares of the Company, no par value (the “Common Shares”), pursuant to the Share Exchange Agreement, dated as of March 7, 2019 (the “Exchange Agreement”), by and among the Company, Edesa Biotech Inc. (“Edesa”) and the shareholders of Edesa (“Proposal No. 1”);

•	the election of seven directors, nominated by the board of directors of the Company (the “Board”), to serve until the Company’s 2020 annual meeting of shareholders or until their successors are duly elected and qualified (“Proposal No. 2”);

•	the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm until the close of the 2020 annual meeting of shareholders (“Proposal No. 3”); and

•	the adjournment of the Annual Meeting, if necessary, to solicit additional votes in favor of Proposal No. 1, the issuance of the Common Shares pursuant to the Exchange Agreement (“Proposal No. 4”) .

The final voting results for each matter submitted to a vote of the Company’s shareholders are as follows:

Proposal No. 1. Approval of the Issuance of the Common Shares pursuant to the Exchange Agreement.

Proposal to approve the issuance of shares of the Common Shares pursuant to the Exchange Agreement:

For	Against	Abstain	Broker Non-Votes
587,063	143,192	112,803	2,758,984

Proposal No. 2. Election of the Company’s Directors.

Proposal to elect seven directors to the Board:

	For	Withhold	Abstain	Broker Non-Votes
Deborah F. Aghib, Ph.D.	638,243	204,815	—	2,758,984
Tessie M. Che, Ph.D.	640,018	203,040	—	2,758,984
Paul Chun	636,492	206,566	—	2,758,984
David L. Hill, Ph.D	642,637	200,421	—	2,758,984
Frank R. Oakes	641,209	201,849	—	2,758,984
Charles V. Olson, D.Sc.	642,293	200,765	—	2,758,984
Mayank D. Sampat	630,237	212,821	—	2,758,984

Upon the closing of the transactions contemplated by the Exchange Agreement, which was approved by shareholders, the Board will be reconstituted as provided in the Exchange Agreement and all of the above-named individuals will resign as directors of the Company, other than Frank R. Oakes, who will remain on the Company’s reconstituted Board following the closing. For further information, see the section titled “Directors and Officers of the Combined Company” in the proxy statement filed April 18, 2019.

The Exchange Agreement has been approved by the boards of directors of both the Company and Edesa and is expected to close in June 2019, subject to customary conditions. For further information, see the section titled “Exchange Agreement – Conditions to the Completion of the Exchange” in the proxy statement filed April 18, 2019.

Proposal No. 3. Appointment of Independent Registered Public Accounting Firm.

Proposal to approve the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm until the close of the 2020 annual meeting of shareholders.

For	Withhold	Abstain	Broker Non-Votes
3,518,865	83,177	—	—

Proposal No. 4. Approval of Possible Adjournment of the Annual Meeting.

Proposal to approve an adjournment of the Annual Meeting, if necessary, to solicit votes in favor of Proposal No. 1.

For	Against	Abstain	Broker Non-Votes
726,631	116,427	—	2,758,984

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stellar Biotechnologies, Inc.

Date: May 30, 2019	By:	/s/ Kathi Niffenegger
	Name:	Kathi Niffenegger
	Title:	Chief Financial Officer